EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints GARY E. KRAMER and ANTHONY J. HARRIS, and either of them, true and lawful attorneys-in-fact and agents, to sign a registration statement on Form S-8 to be filed by Barrett Business Services, Inc., a Maryland corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 375,000 shares of common stock, $.01 par value per share, of Barrett Business Services, Inc., to be issued pursuant to the Barrett Business Services, Inc., 2020 Stock Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of this 26th day of June, 2020.

Signature	Title

/s/ Gary E. Kramer	Chief Executive Officer and Director
Gary E. Kramer	(Principal Executive Officer)

/s/ Anthony J. Harris	Vice President-Finance, Secretary and Treasurer
Anthony J. Harris	(Principal Financial and Accounting Officer)

/s/ Thomas J. Carley	Director
Thomas J. Carley

/s/ Thomas B. Cusick	Director
Thomas B. Cusick

/s/ Diane L. Dewbrey	Director
Diane L. Dewbrey

/s/ James B. Hicks	Director
James B. Hicks, Ph.D.

/s/ Jon L. Justesen	Director
Jon L. Justesen

/s/ Anthony Meeker	Director
Anthony Meeker

/s/ Vincent P. Price	Director
Vincent P. Price